Exhibit 99.1

Petrogress, Inc. Announces the leasing of two gas stations in Southern Greece (Sparta), which expands its European distribution operations.

We have leased two gas stations in Southern Greece (Sparta) which is the beginning of our plan to expand our operations in Europe. We expect to increase our revenues and strengthen our position by directly distributing petrochemical and lubricant products in the retail market

PIRAEUS – GREECE, October 10, 2019 (GLOBE NEWSWIRE) -- Petrogress, Inc. (OTC:PGAS) announces that its Petrogress Int’l, LLC (“PIL”) wholly-owned subsidiary has concluded the leasing of two gas stations, along with associated storage and distribution operations, which will be renovated and managed in Southern Greece (Sparta). The gas stations are located on a major national highway between Sparta city and Gythio port -the ships cruise port. With the available land of 5,000 sqm of each gas station, PIL intends to build and provide “rest area,” full-service stations with restaurants, and mini markets under the trademark PG OIL.

The leasing of the Gas Stations expands our European distribution operations. We believe this will enhance revenue opportunities and strengthen our competitive position with direct distribution of petrochemical and lubricant products.

The lease of the gas stations is an excellent opportunity for Petrogress to expand its operations into and serve the Southern Greece market. We expect considerable demand due to the high number of visitors and travelers during the whole annual season.

“This new opportunity demonstrates our commitment to establish Petrogress as a strong, integrated oil company by providing upstream, midstream, downstream services by adding direct retail sales into European region. The combined facilities, capabilities, and assets of our group of companies are expected to enhance our revenues and position us as a significant participant in this lucrative regional market” stated Petrogress Chief Executive Officer, Christos P. Traios.

PIL is initially expected to operate and manage the two gas stations while supplying them with petrochemical products. PIL intends to complete renovations of the gas stations within the next 90 days, after which the stations are expected to be opened.

PIL plans to create a chain of Gas Stations in Southern Europe, including Cyprus and other East Mediterranean countries under PG Oil brand.

About Petrogress, Inc.

Petrogress, Inc. owns and operates a fleet of tankers from its base in the historic Port of Piraeus through a series of Delaware subsidiaries.  Its principal and Chief Executive Officer, Christos P. Traios, has over 30 years of experience in operating and managing shipping operations from Greece.  Currently, the Company’s ships trade off the coast of West Africa, transporting its owned commodities of crude oil, distillates and refined products.  The company -through its affiliate Petrogres Africa Co Limited (PGAF)- is also in partnership with Platon Ghana Oil Refinery Ltd. which engages in the processing of crude oil into refined products for further supply and sales to local customers in Ghana. The company is actively seeking expansion opportunities in oil reserves and exploration in West Africa, including in operating and developing natural gas production and transmission facilities along with LNG processing.

For more information, visit www.petrogressInc.com

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in Petrogress Inc.'s reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents Petrogress’ estimates as of the date of the press release, and subsequent events and developments may cause Petrogress’ estimates to change. Petrogress specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Petrogress’ estimates of its future financial performance as of any date subsequent to the date of this press release.

Company Contact
www.petrogressInc.com
New York: +1 (917) 520 5372 – Patricia Oppito

Piraeus: +30 (210) 418 3604 – Elefteria Vassi